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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): August 22, 2002

                             Equistar Chemicals, LP
             (Exact name of registrant as specified in its charter)

           Delaware                   333-76473                  76-0550481
(State or other jurisdiction of      (Commission              (I.R.S. Employer
        incorporation)               File Number)            Identification No.)


                              1221 McKinney Street
                         Suite 700, Houston, Texas 77010
              (Address of principal executive offices and zip code)


        Registrant's telephone number, including area code: 713-652-7200

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Item 9.  Regulation FD Disclosure

On August 22, 2002, Lyondell Chemical Company ("Lyondell") purchased Occidental Petroleum Corporation's 29.5% interest in Equistar Chemicals, LP ("Equistar"). As a result of the transaction, Lyondell's ownership interest in Equistar increased to 70.5%. Millennium Chemicals Inc. holds the remaining 29.5% interest in Equistar. Upon completion of the transaction, Equistar's partnership governance committee was reduced in size from nine members to six members, with each owner being represented by three members of the partnership governance committee.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Equistar Chemicals, LP

                               By:  /s/ Gerald A. O'Brien
                                   ----------------------------------------
                                   Gerald A. O'Brien
                                   Vice President, General Counsel and Secretary

Date:  August 22, 2002